UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 5, 2013

REO PLUS, INC.
(Exact name of registrant as specified in its Charter)

Texas	333-170054	27-0788438
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

3014 McCulloch Circle Houston, Texas 77056 713-478-3832
(Address and telephone number of principal executive offices, including zip code)

___________________________________
(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of Registrant under any of the following provisions (see General Instruction A.2. below):

[ ]           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act   (17 CFR 240.14d-2(b))

[ ]           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

REO Plus, Inc. (the “Company”) has previously executed in favor of Richard J. Church, the Company’s sole director and officer (“Church”), or Akashic Ventures, Inc., a Delaware corporation under the control of Church (“Akashic”), six promissory notes (collectively, the “Notes”) in the respective original principal amounts and having the respective balloon due dates, each as set forth in the table immediately below.

Original Principal Amount	Original Due Date	Payee
$85,960	2/5/13	Church
$35,000	4/30/13	Church
$40,000	9/27/13	Church
$10,000	12/27/13	Church
$10,000	1/9/14	Church
$20,000	2/5/13	Akashic

The general form of the Notes is featured in Exhibit 10.01 hereto.  Each of Church and Akashic is referred to hereinafter singly as a “Payee" and collectively as the "Payees."

On February 5, 2013, the Company and each Payee agreed to amend each Note made payable to such Payee so that such Note shall become due and payable exactly three years after the original due date of such Note.  Interest on each Note shall continue to accrue at the rate stated in such Note.

ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

The information included in Item 1.01 of this Report is also incorporated by reference into this Item 2.03 of this Report to the extent necessary.

ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS.

(c)	Exhibits.

Exhibit
Number	Exhibit Title

10.1	Form of Promissory Note
10.2	First Amendment to Promissory Notes dated February 5, 2013 by and between the Company, on the one hand, and Richard J. Church and Akashic Ventures, Inc., a Delaware corporation, on the other hand

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REO PLUS, INC.
(Registrant)

Date: February 11, 2013	By:	/s/ Richard J. Church
Richard J. Church
President